Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 42	Trade Date: 5/19/2003
(To Prospectus dated July 22, 2002)	Issue Date: 5/22/2003

The date of this Pricing Supplement is May 19, 2003

CUSIP or Common Code:	41013MPB0	41013MPC8	41013MPD6	41013MPE4

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$19,875.00	$84,320.00	$50,490.00	$682,312.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%

Maturity Date:	5/15/2006	5/15/2007	5/15/2008	5/15/2011

Stated Annual Interest Rate:	1.750%	2.200%	2.600%	3.400%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	6/15/2003	6/15/2003	6/15/2003	6/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1] For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 42	Trade Date: 5/19/2003
(To Prospectus dated July 22, 2002)	Issue Date: 5/22/2003

The date of this Pricing Supplement is May 19, 2003

CUSIP or Common Code:	41013MPF1	41013MPG9	41013MPH7	41013MPJ3

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$27,580.00	$264,248.00	$962,850.00	$2,737,587.50

Discounts and Commissions:	1.500%	1.400%	1.750%	2.750%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.800%	98.800%	98.600%	97.600%

Maturity Date:	5/15/2013	5/15/2011	5/15/2015	5/15/2028

Stated Annual Interest Rate:	3.900%	Step: 2.300% through 5/14/2005, and 4.500% thereafter (unless called)	4.300%	5.000%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	6/15/2003	6/15/2003	6/15/2003	6/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	5/15/2005 Callable one time only at 100% on call date above with 30 days notice.	11/15/2005 Callable one time only at 100% on call date above with 30 days notice.	5/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2] For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.